Exhibit 99.1



FOR IMMEDIATE RELEASE


CONTACT:
Jeff Gull (732) 885-1750




         LOTUS PACIFIC INC. ACQUIRES TURBONET COMMUNICATIONS


PISCATAWAY, New Jersey -- March 16, 1999 -- Lotus Pacific Inc. (OTC: LPFC) has signed an Acquisition Agreement to acquire an equity interest in TurboNet Communications ("TurboNet"), a San Diego, California, corporation. Under the terms of the Acquisition Agreement, Lotus Pacific will issue $80 million worth of restricted shares in exchange for 81% of TurboNet's equity. The shares so issued by Lotus Pacific are prohibited from being sold until TurboNet's annual gross revenue exceeds $30 million with a before-tax annual net profit of not less than $6 million. Lotus Pacific also agreed to provide TurboNet with $20 million in cash as working capital.

TurboNet Communications is a premier developer of advanced cable modem technologies and products. Its products include DOCSIS-compliant cable modem chipsets, TurboPort-MCNS cable network module, MCNS cable data bridge, and internal & external cable modems. TurboNet Communications is also providing cable modem and infrastructure equipment on an OEM basis. Toshiba Corporation of Japan is one of the shareholders and partners of TurboNet Communications.

"Our OEM cable modem for Toshiba just became the first of two DOCSIS cable modems certified by CableLabs," (see news at: http://www.cablelabs.com/PR/ /certification0399_rel.html) said Harold Tuan, President of TurboNet Communications. "We are delighted our OEM cable modem is one of two cable modems that have been certified among many applicants including 3Com Corp. (Nasdaq: COMS), Cisco Systems Inc. (Nasdaq:CSCO), Com21 Inc. (Nasdaq:CMTO), General Instrument Corp. (NYSE:GIC), and Nortel Networks (NYSE:NTL). We believe that the integration of TurboNet products with Lotus Pacific's Internet-WallStreet Solutions(TRADEMARK) concept will significantly strengthen our customer base and the demand for our cable modems."

"We are extremely excited about TurboNet Communications joining the Lotus family," stated Jeff Gull, Director of Strategic Development at Lotus Pacific. "The cable modem industry with its ever-growing market and potential will bring significant revenue growth to both TurboNet and Lotus Pacific. With the acquisition of TurboNet Communications, Lotus Pacific has a total of five subsidiaries including two financial service firms and three high-tech companies, which include products like TV set-top boxes, Internet routers, and cable modems. As the parent company, Lotus Pacific will combine and harness the synergy of all five subsidiaries. With the addition of TurboNet, the company can now - better than ever - realize its Internet-WallStreet Solutions (TRADEMARK) concept to offer its financial customers the fastest, the most efficient, and the easiest online trading hardware and software."


ABOUT LOTUS PACIFIC, INC.

Lotus Pacific Inc. is an Internet technology and services company focused on developing and marketing Internet-related products and services in the U.S. and international markets with an emphasis on financial services. Through its subsidiaries, Regent Electronics Corporation, Arescom, TurboNet Communications, US Securities & Futures Corp. and Professional Market Brokerage, Lotus Pacific offers unique Internet-related products like the TeleWeb system, WonderTV (TRADEMARK) set-top box, Internet routers, cable modems, and online financial trading system. Through realizing its Internet-WallStreet Solutions(TRADEMARK) concept, Lotus Pacific provides new Internet solutions, services, and opportunities for its customers and shareholders.

For more information about Lotus Pacific see the company's web site at www.lpfc.com.

For more information about TurboNet Communications see the company's web site at www.turbonet-comm.com.


Please note: Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this news release (as well as information in oral statements or other written statements made or to be made by Lotus Pacific, Inc.) contain statements that are forward-looking, such as statements relating to the future anticipated direction of the futures and securities industry, plans for future expansion, various business development activities, planned capital expenditures, anticipated sales, potential contracts, dependence on existing management, domestic and global economic conditions, changes in federal or state laws, and market competition factors. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Lotus Pacific, Inc.